THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

BERMAN CENTER, INC.

AMENDMENT NO. 4 TO SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 4 (this “Amendment”), dated November __, 2007, amends that certain Secured Convertible Promissory Note pursuant to which Berman Center, Inc. (the “Company”) borrowed from Hunter Fund LTD (the “Holder”) the aggregate principal amount of $225,000 dated as of March 7, 2007 (the “Note”). All capitalized terms used herein and not defined shall have the meanings given to them in the Note.

RECITALS:

WHEREAS, the Company entered into the Note issued to the Holder pursuant to which the Company borrowed from the Holder and promised to pay the Holder the principal sum of Two Hundred Twenty-Five Thousand Dollars ($225,000.00), with interest at the rate of fifteen percent (15%) per annum;

WHEREAS, the Company entered into Amendment No. 1 to the Note dated May 24, 2007 issued to the Holder pursuant to which the Company borrowed from the Holder and promised to pay the Holder the principal sum of Sixty Thousand Dollars ($60,000.00), with interest at the rate of fifteen percent (15%) per annum;

WHEREAS, the Company entered into Amendment No. 2 to the Note dated July 9, 2007 issued to the Holder pursuant to which the Company borrowed from the Holder and promised to pay the Holder the principal sum of Twenty-Five Thousand Dollars ($25,000.00), with interest at the rate of fifteen percent (15%) per annum;

WHEREAS, the Company entered into Amendment No. 3 to the Note dated August 16, 2007 issued to the Holder pursuant to which the Company borrowed from the Holder and promised to pay the Holder the principal sum of Three Hundred Thousand Dollars ($300,000.00), with interest at the rate of fifteen percent (15%) per annum; and

WHEREAS, Section 16 of the Note states that the Note may be modified or amended by an agreement in writing signed by the parties;

WHEREAS, the Holder wishes to loan to the Company, and the Company wishes to borrow, an additional Eighty Thousand Dollars ($80,000.00) (“Additional Loan Amount”) under the same terms and conditions of the Note for payment of the Company’s payroll.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  The Company promises to pay to the Holder the principal sum of the Additional Loan Amount with interest from the date hereof at the rate of fifteen percent (15%) per annum on the unpaid balance hereof until paid.

2.  If not earlier converted pursuant to Section 4(a) of the Note, the Additional Loan Amount and the all loan amounts due in connection with the October 6, 2006 Note, the March 7, 2007 Note, Amendment No. 1 to the March 7, 2007 Note, Amendment No. 2 to the March 2007 Note and Amendment No. 3 to the March 2007 Note shall be payable in one installment on May 1, 2008 (“Due Date”). This Additional Loan Amount is subject to conversion at the option of the Holder, as described in Section 4(a) of the Note.

3.  The Company promises to pay, within five business days after the end of each calendar month, the Additional Loan Amount and the amounts due under the Note and each of the Amendments to the Note from one hundred percent (100%) of the funds available from the Company’s monthly net profits for such calendar month. The term net profits shall mean the net profits of the Company and its affiliated entities after taxes, as shown on the Company’s internal monthly financial statements (the “Net Profits”). Net Profits of the Company shall be calculated by the Company’s Chief Financial Officer in accordance with US GAAP accounting as used by the Company to prepare its financial statements for its periodic reports filed with the Securities and Exchange Commission. The Company agrees to keep accurate books and records in connection with the calculation of Net Profits, including sales figures, the computation of net sales, the accumulation of all related costs and expenses, and payments made to Holder hereunder. During any time that the Company owes money to the Holder and for one (1) year thereafter, the Company shall permit Holder and/or its authorized representatives to inspect (and make copies) and conduct an examination during the Company’s business hours of all or any such books and records pertaining to the calculation of Net Profits relating to this Amendment. The Company shall also provide copies of relevant documents and calculations to the Holder upon request. In the event that Holder believes that such examination shows an understatement of the net profits, the parties shall work in good faith to resolve any such dispute.

4.  The Company promises to not effect any significant increases in operating costs without the consent of the Holder. In the event that operating costs decrease, the Company promises to alert the Holder of the change in operating costs. A copy of the Company’s average monthly operating costs is attached hereto as Exhibit A, which is the average operating costs for the Company for the first nine months of 2007.

5.  The Company and Holder agree that the Additional Loan Amount shall be subject to the same terms and conditions of the Note and all Amendments to the Note, copies of which are attached hereto as Exhibit B, including, but not limited to, the Default Rate, Conversion, registration rights, the first priority security interest in all assets of the Subsidiary, indemnification rights, and all other terms and conditions of the Note; provided that, however, the Company, pursuant to the last sentence of Section 11 to the Note, shall only be obligated to (i) make a one-time payment of an aggregate fee amount equal to $5,600 to the placement agent, Hunter World Markets, Inc., (ii) issue an aggregate of 248,889 shares of the Company’s common stock to Hunter World Markets, Inc. and/or its designees in connection with the execution of this Amendment, and (iii) pay reasonable legal fees incurred by the Holder in connection with the processing of this Amendment.

6.  The Company shall use reasonable best efforts to prepare and file a registration statement (the “November Note Registration Statement”) on Form SB-2 or other appropriate registration document under the Securities Act of 1933, as amended (the “Act”) for resale of the securities issued or issuable to the Holder in connection with this Amendment No. 4 to the Note (the “November Amendment Shares”) and shall use its reasonable best efforts to maintain the November Note Registration Statement effective for a period of twenty-four (24) months at the Company’s expense (the “Effectiveness Period”). The Company shall file such November Note Registration Statement no later than 10 days after the effective date of the registration statement filed on Form SB-2 with the SEC on September 24, 2007 and the registration statement on Form SB-2 filed with the SEC on June 19, 2007 and amended on October 4, 2007 (the “Required Filing Date”). The Company shall use reasonable best efforts to cause such November Note Registration Statement to become effective within 45 days after the Required Filing Date or the actual filing date, whichever is earlier, or 60 days after the Required Filing Date or the actual filing date, whichever is earlier, if the November Note Registration Statement is subject to a full review by the SEC (the “Required Effectiveness Date”). Subject to the conditions and limitations hereof, the Company’s failure to satisfy the obligations specified in the immediately preceding sentence shall require the Company to issue, as liquidated damages, shares (the “November Note Additional Shares”) to the Holder equal to a total of 0.0333% of the shares listed in the Subsequent Registration Statement for each business day that the November Note Registration Statement has not been declared effective by the SEC (and until the November Note Registration Statement is declared effective by the SEC); provided however that no penalty shall be payable if the primary and direct cause of such failure to satisfy said obligations is as result of comments from the SEC regarding the ability of the Company to utilize and rely upon Rule 415 of the Securities Act of 1933, as amended, or the SEC’s refusal to permit the registration of securities issued after the filing of the November Note Registration Statement. For the avoidance of doubt, any right to receive such November Note Additional Shares shall be Holder’s sole and exclusive remedy for the failure of the Company to satisfy the obligations under this Section 6. In the event the SEC does not permit the Company to register all of the November Amendment Shares, the Company shall use its best efforts to register the securities, subject to the foregoing sentence, that were not registered in the November Note Registration Statement as promptly as possible and in a manner permitted by the SEC.

7.  Holder shall have the rights of a secured party under the Uniform Commercial Code for the Additional Loan Amount, and to effect the foregoing, each of the Company and the Subsidiary agrees to execute promptly such additional security documentation as Holder may request and hereby authorizes Holder to file financing and other statements as Holder deems advisable to perfect the first priority security interest granted herein.

8.  The Company and Holder make the same representations and warranties as contained in the Note as of the date of this Amendment No. 4.

9.  Except as amended herein, the Note shall remain in full force and effect.

10.  This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument. This Amendment may be executed and delivered by facsimile.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company and Holder have executed this Amendment No. 4 to the Secured Convertible Promissory Note as of the date first written above.

BERMAN CENTER, INC.,

By:	/s/ Laura A.C. Berman, LCSW, Ph.D
Its:	Chief Executive Officer and President
Address:	211 East Ontario, Suite 800
Chicago, Illinois 60611

BERMAN HEALTH & MEDIA, INC.,

By:	/s/ Laura A.C. Berman, LCSW, Ph.D
Its:	Chief Executive Officer and President
Address:	211 East Ontario, Suite 800
Chicago, Illinois 60611

HUNTER FUND LTD.,

By:	Todd Ficeto
Its:	President
Address:	Hunter Fund Ltd.
9300 Wilshire Blvd.
Penthouse Suite
Beverly Hills, CA 90212

EXHIBIT A

BERMAN CENTER, INC.’S OPERATING COSTS

EXHIBIT B

BERMAN CENTER, INC. SECURED CONVERTIBLE PROMISSORY
 NOTE DATED MARCH 7, 2007 FOR $225,000.00 AND ALL
AMENDMENTS